Exhibit 10.11

September 25, 2012

To:                                                                              GT Advanced Technologies Inc.

20 Trafalgar Square

Nashua, NH 03063

Attn: Hoil Kim, General Counsel

Telephone: (603) 883-5200

From:                                                                  Credit Suisse International

c/o Credit Suisse AG, New York Branch

Eleven Madison Avenue

New York, NY 10010-3629

Attn:                    John Carr

Telephone:          212-325-2130
Facsimile:           212-325-5338

Re:                                                                             Base Issuer Warrant Transaction

(Transaction Reference Number:                                  )

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Credit Suisse International (“Dealer”), represented by Credit Suisse AG, New York Branch (“Agent”) and GT Advanced Technologies Inc. (“Issuer”).  This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.     This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern.  For purposes of the Equity Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call Option or an Option, as context requires.

This Confirmation evidences a complete and binding agreement between Dealer and Issuer as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if Dealer and Issuer had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein.  In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

2.     The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions.  The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	September 25, 2012

Effective Date:	September 28, 2012, or such other date as agreed between the parties, subject to Section 8(o) below.

Components:

The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Issuer

Buyer:	Dealer

Shares:	The common stock of Issuer, par value USD0.01 per share (Ticker Symbol: “GTAT”).

Number of Warrants:	For each Component, as provided in Annex A to this Confirmation.

Warrant Entitlement:	One Share per Warrant

Strike Price:	As provided in Annex A to this Confirmation.

Notwithstanding anything to the contrary in the Agreement, this Confirmation or the Equity Definitions, in no event shall the Strike Price be subject to adjustment to the extent that, after giving effect to such adjustment, the Strike Price would be less than USD5.92, except for any adjustment pursuant to the terms of this Confirmation and the Equity Definitions in connection with stock splits or similar changes to Issuer’s capitalization.

Premium:	As provided in Annex A to this Confirmation.

Premium Payment Date:	The Effective Date

Exchange:	The NASDAQ Global Select Market

Related Exchange:	All Exchanges

Procedures for Exercise:

In respect of any Component:

Expiration Time:	Valuation Time

Expiration Date:

As provided in Annex A to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, Dealer may elect in its discretion that the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the Definitions, the Relevant Price for such Expiration Date shall be the prevailing market value per Share determined by the

Calculation Agent in a commercially reasonable manner. “Final Disruption Date” means May 8, 2018. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case (i) the Calculation Agent shall make adjustments to the Number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component, and (ii) the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event on such day. Any Scheduled Trading Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be a Scheduled Trading Day; if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the date hereof, then such Scheduled Trading Day shall be deemed to be a Disrupted Day in full. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date.

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:

Any event that Dealer, in its discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures, for Dealer to refrain from or decrease any market activity in connection with the Transaction. Dealer shall notify Issuer as soon as reasonably practicable that a Regulatory Disruption has occurred and the Expiration Dates affected by it.

Automatic Exercise:

Applicable; and means that the Number of Warrants for each Component will be deemed to be automatically exercised at the Expiration Time on the Expiration Date for such Component unless Dealer notifies Seller (by telephone or in writing) prior to the Expiration Time on the Expiration Date that it does not wish Automatic Exercise to occur, in which case Automatic Exercise will not apply.

Issuer’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	To be provided by Issuer.

Settlement Terms:

In respect of any Component:

Settlement Currency:	USD

Net Share Settlement:

On each Settlement Date, Issuer shall deliver to Dealer a number of Shares equal to the Number of Shares to be Delivered for such Settlement Date to the account specified by Dealer and pay cash to Dealer in lieu of any fractional shares valued at the Relevant Price on the Valuation Date corresponding to such Settlement Date.

Number of Shares to be Delivered:

In respect of any Exercise Date, subject to the last sentence of Section 9.5 of the Equity Definitions, the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii)(A) the excess, if any, of the VWAP Price on the Valuation Date occurring on such Exercise Date over the Strike Price, divided by (B) such VWAP Price.

The Number of Shares to be Delivered shall be delivered by Issuer to Dealer no later than 4:00 P.M. (local time in New York City) on the relevant Settlement Date.

VWAP Price:

For any Valuation Date, the Rule 10b-18 dollar volume weighted average price per Share for such Valuation Date based on transactions executed during such Valuation Date, as reported on Bloomberg Page “GTAT <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such Valuation Date for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent using a volume weighted method.

Other Applicable Provisions:

The provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Adjustments:

In respect of any Component:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:	Any Dividend that has an ex-dividend date occurring on or after the Trade Date and on or prior to the date on which Issuer satisfies all of its delivery obligations hereunder.

Dividend:	Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Sections 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions).

Extraordinary Events:

Consequences of Merger Events:

(a)	Share-for-Share:	Modified Calculation Agent Adjustment

(b)	Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination)

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:

Cancellation and Payment (Calculation Agent Determination) on that portion of the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Modified Calculation Agent Adjustment:

If, in respect of any Merger Event to which Modified Calculation Agent Adjustment applies, the adjustments to be made in accordance with Section 12.2(e)(i) of the Equity Definitions would result in Issuer being different from the issuer of the Shares, then with respect to such Merger Event, as a condition precedent to the adjustments contemplated in Section 12.2(e)(i) of the Equity Definitions, Dealer, the Issuer of the Affected Shares and the entity that will be the Issuer of the New Shares shall, prior to the Merger Date, have entered into such documentation containing representations, warranties and agreements relating to securities law and other issues as requested by Dealer that Dealer has determined, in its reasonable discretion, to be reasonably necessary or appropriate to allow Dealer to continue as a party to the Transaction, as adjusted under Section 12.2(e)(i) of the Equity Definitions, and to preserve its hedging or hedge unwind activities in connection with the Transaction in a manner compliant with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, and if such conditions are not met or if the Calculation Agent determines that no adjustment that it could make under Section 12.2(e)(i) of the Equity Definitions will produce a commercially reasonable result, then the consequences set forth in Section 12.2(e)(ii) of the Equity Definitions shall apply.

Consequences of Announcement Events:

Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Announcement Event:

(i) The public announcement of any Merger Event or Tender Offer or the intention to enter into a Merger Event or Tender Offer, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or (iii) any subsequent public announcement of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (in each case, whether such announcement is made by Issuer or a third party).

Announcement Date:

The definition of “Announcement Date” in Section 12.1 of the Equity Definitions is hereby amended by (i) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (ii) replacing the word “leads to the” with the words “, if completed, would lead to a” in the third and the fifth lines thereof, (iii) replacing the words “voting shares” with the word “Shares” in the fifth line thereof, and (iv) inserting the words “by any entity” after the word “announcement” in the second and the fourth lines thereof.

New Shares:

In the definition of New Shares in Section 12.1(i) of the Equity Definitions, (a) the text in clause (i) thereof shall be deleted in its entirety (including the word “and” following such clause (i)) and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors),” and (b) the phrase “and (iii) issued by a corporation organized under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Nationalization, Insolvency or Delisting:

Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

(a)	Change in Law:

Applicable; provided that Section 12.9(a)(ii) is hereby amended by (x) adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof, (y) adding the words “or any Hedge Positions” after the word “Shares” in the clause (X) thereof and (z) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating,” after the word “obligations” in clause (Y) thereof.

(b)	Failure to Deliver:	Applicable

(c)	Insolvency Filing:	Applicable

(d)	Hedging Disruption:	Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby modified by inserting the following two phrases at the end of such Section:

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof,  after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

(e)	Increased Cost of Hedging:	Applicable

(f)	Loss of Stock Borrow:	Applicable

	Maximum Stock Loan Rate:	As provided in Annex A to this Confirmation.

(g)	Increased Cost of Stock Borrow:	Applicable

	Initial Stock Loan Rate:	As provided in Annex A to this Confirmation.

Hedging Party:		Dealer for all applicable Potential Adjustment Events and Extraordinary Events

Determining Party:		Dealer for all applicable Extraordinary Events

Non-Reliance:		Applicable

Agreements and Acknowledgments Regarding Hedging Activities:		Applicable

Additional Acknowledgments:		Applicable

3.	Calculation Agent:	Dealer

4.	Account Details:

	Dealer Payment Instructions:	To be provided by Dealer.

	Issuer Payment Instructions:	To be provided by Issuer.

5.	Offices:

The Office of Dealer for the Transaction is: New York

The Office of Issuer for the Transaction is: Not applicable

6.	Notices:

(a)	Address for notices or communications to Issuer for purposes of this Confirmation:

	To:	GT Advanced Technologies Inc.
20 Trafalgar Square
Nashua, NH 03063
	Attn:	Hoil Kim, General Counsel
	Telephone:	(603) 883-5200

(b)	Address for notices or communications to Dealer for purposes of this Confirmation:

	To:	Credit Suisse International
c/o Credit Suisse AG, New York Branch
Eleven Madison Avenue
New York, NY 10010-3629
	Attn:	John Carr
	Telephone:	212-325-2130
	Facsimile:	212-325-5338

7.	Representations, Warranties and Agreements:

(a)           In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Issuer represents and warrants to and for the benefit of, and agrees with, Dealer as of the date hereof (unless otherwise specified) that:

(i)            On the Trade Date, and as of any date on which Issuer gives Dealer a Notice of Cash Payment Termination under (and as defined in) Section 8(a) below, (A) none of Issuer and its officers and directors is aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)           Without limiting the generality of Section 13.1 of the Equity Definitions, Issuer acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii)          Prior to the Trade Date, Issuer shall deliver to Dealer a resolution of Issuer’s board of directors authorizing the Transaction and such other certificate or certificates as Dealer shall reasonably request.

(iv)          Issuer is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(v)           Issuer is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi)          On the Trade Date, (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(vii)         Issuer shall not take any action to decrease the number of Available Shares below the Capped Number (each as defined below).

(viii)        The representations and warranties of Issuer set forth in Section 3 of the Agreement and Section 3 of the Underwriting Agreement (the “Underwriting Agreement”) dated the Trade Date among Issuer, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters party thereto, are true and correct and are hereby deemed to be repeated to Dealer as if set forth herein.

(ix)           Issuer understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of Dealer or any governmental agency.

(x)            During the period starting on the first Expiration Date and ending on the last Expiration Date (the “Settlement Period”), the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares will not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”).

(xi)           On each day during the Settlement Period, neither Issuer nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer.

(xii)          On the Trade Date and at all times until termination or earlier expiration of the Transaction, (A) a number of Shares equal to the Capped Number have been reserved for issuance by all required corporate action of Issuer, (B) the Shares issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and, when delivered against payment therefor (which may include Net Share Settlement in lieu of cash) and otherwise as contemplated by the terms of the Warrant following the exercise of the Warrant in accordance with the terms and conditions of the Warrant, will be validly issued, fully-paid and non-assessable and (C) the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

(xiii)         No state law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than any reporting requirement imposed by Section 13 or 16 of the Exchange Act.

(xiv)        Issuer (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million as of the date hereof.

(b)           Each of Dealer and Issuer agrees and represents that it is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended.

(c)           Each of Dealer and Issuer acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof.  Accordingly, Dealer represents and warrants to Issuer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)           Issuer agrees and acknowledges that Dealer is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).  The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(e)           Issuer shall deliver to Dealer an opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and Section 7(a)(xii) of this Confirmation (replacing, solely for these purposes, the words “On the Trade Date and at all times until termination or earlier expiration of the Transaction” with the words “On the Effective Date”).

(f)            Issuer and Dealer agree and acknowledge that Shares delivered by the Issuer to Dealer pursuant to the terms of the Transaction may not have been registered under the Securities Act.

8.  Other Provisions:

(a)           Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If Issuer shall owe Dealer any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Issuer shall satisfy any such Payment

Obligation by the Share Termination Alternative (as defined below), unless (a) Issuer gives irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 9:30 A.M. New York City time on the Scheduled Trading Day immediately following the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable, of its election that the Share Termination Alternative shall not apply (“Notice of Cash Payment Termination”) and (b) Dealer agrees, in its sole discretion, to such election, in which case the provisions of Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as the case may be, shall apply.  If the Share Termination Alternative applies, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable:

Share Termination Alternative:

Applicable and means that Issuer shall deliver to Dealer the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:

A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:

The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Issuer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:

In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer, as applicable. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:

If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the issuer of the Shares or any portion of the Share Termination Delivery Units) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b)           Private Placement Procedures.  (i)  If, in the reasonable judgment of Dealer, for any reason, any Shares or any securities of Issuer or its affiliates comprising any Share Termination Delivery Units deliverable to Dealer hereunder (any such Shares or securities, “Delivered Securities”) would not be immediately freely transferable by Dealer under Rule 144 under the Securities Act, then the provisions set forth in this Section 8(b) shall apply.  In such event, Issuer shall deliver additional Delivered Securities so that the value of such Delivered Securities, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Delivered Securities that would otherwise be deliverable if such Delivered Securities were freely tradeable (without prospectus delivery) upon receipt by Dealer (such value, the “Freely Tradeable Value”).  (For the avoidance of doubt, as used in this paragraph (b) only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)

(ii) (A)    Dealer (or an Affiliate of Dealer designated by Dealer) and any potential institutional purchaser of any such Delivered Securities from Dealer or such Affiliate identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(B)           Dealer (or an Affiliate of Dealer designated by Dealer) and Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Delivered Securities by Issuer to Dealer or such Affiliate and the private resale of such shares by Dealer or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer and Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its Affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all fees and expenses of counsel for Dealer, shall contain representations, warranties and agreements of Issuer reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use best efforts to provide for the delivery of accountants’ “comfort letters” to Dealer or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares; and

(C)           Issuer agrees that any Delivered Securities so delivered to Dealer, (i) may be transferred by and among Dealer and its Affiliates, and Issuer shall effect such transfer without any further action by Dealer and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such Delivered Securities, Issuer shall promptly remove, or cause the transfer agent for such Shares or securities to remove, any legends referring to any such restrictions or requirements from such Delivered Securities upon delivery by Dealer (or such Affiliate of Dealer) to Issuer or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(D)          Issuer shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Issuer to Dealer (or any affiliate designated by Dealer) of the Shares or Share Termination Delivery Units, as the case may be, or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Shares or Share Termination Delivery Units, as the case may be, by Dealer (or any such affiliate of Dealer).

(c)           Make-whole. Dealer or its affiliate may sell such Shares or Share Termination Delivery Units delivered in satisfaction of a Payment Obligation, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which Dealer completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the Freely Tradeable Value (such amount of the Freely Tradeable Value, the “Required Proceeds”).  If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds exceed the Required Proceeds, Dealer shall return such remaining Shares or Share Termination Delivery Units to Issuer.  If the Required Proceeds exceed the realized net proceeds from such resale, Issuer shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares or Share Termination Delivery Units, as the case may be, (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount.  The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 8(c).  This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 8(e).  For the avoidance of doubt, the Dealer will use commercially reasonable efforts to sell such Shares or Share Termination Delivery Units, as the case may be, for a price equal to their fair market value.

(d)           Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or shall be deemed to receive, any Shares in connection with the Transaction if, immediately upon giving effect to such receipt of such Shares, (i) Dealer’s Beneficial Ownership would be equal to or greater than 7.5% of the outstanding Shares, (ii) Dealer, or any “affiliate” or “associate” of Dealer, would be an “interested stockholder” of Issuer, as all such terms are defined in Section 203 of the Delaware General Corporation Law or (iii) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any federal, state or local laws, regulations, regulatory orders or organizational documents or contracts of Issuer that are, in each case, applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person, or could result in an adverse effect on a Dealer Person, under Applicable Laws, as determined by Dealer in its reasonable discretion, and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Issuer or any contract or agreement to which Issuer is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (each of clause (i), (ii) and (iii) above, an “Ownership Limitation”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of an Ownership Limitation, Dealer’s right to receive such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Issuer that such delivery would not result in any of such Ownership Limitations being breached.  “Dealer’s Beneficial Ownership” means the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder (collectively, “Section 13”)) of Shares, without duplication, by Dealer, together with any of its affiliates or other person subject to aggregation with Dealer under Section 13 for purposes of “beneficial ownership”, or by any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part (Dealer and any such affiliates, persons and groups, collectively, “Dealer Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such number).  Notwithstanding anything in the Agreement or this Confirmation to the contrary, Dealer (or the affiliate designated by Dealer pursuant to Section 8(l) below) shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Shares that Dealer (or such affiliate) is not entitled to receive at any time pursuant to this Section 8(d), until such time as such Shares are delivered pursuant to this Section 8(d).

(e)           Limitations on Settlement by Issuer.  Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Issuer be required to deliver Shares in connection with the Transaction in excess of the Capped Number of Shares (as provided in Annex A to this Confirmation), subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Definitions resulting from actions of Issuer or events within Issuer’s control (the “Capped Number”).  Issuer represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares of the Issuer that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”).  In the event Issuer shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(e) (the resulting deficit, the “Deficit Shares”), Issuer shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Issuer or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (iii) Issuer additionally authorizes any unissued Shares that are not reserved for other transactions.  Issuer shall immediately notify Dealer of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

(f)            Right to Extend.  Dealer may postpone any Exercise Date or Settlement Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares to be Delivered with respect to one or more Components), if Dealer determines, in its reasonable discretion, that such extension is reasonably necessary or appropriate to (i) preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock loan market or any other relevant market or (ii) to enable Dealer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

(g)           Equity Rights.  Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Issuer’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Issuer’s bankruptcy to any claim arising as a result of a breach by Issuer of any of its obligations under this Confirmation or the Agreement.  For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Issuer herein under or pursuant to any other agreement.

(h)           Amendments to Equity Definitions.  The following amendments shall be made to the Equity Definitions:

(i)            Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “an”; and adding the phrase “or Warrants” at the end of the sentence.

(ii)           The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has an effect on the theoretical value of the relevant Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and, the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii)          Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative” and replacing them with “a material” and adding the phrase “or Warrants” at the end of the sentence;

(iv)          Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of  the ISDA Master Agreement with respect to that Issuer.”;

(v)           Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (B) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(vi)          Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence.

(i)            Transfer and Assignment.  Dealer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, at any time to any person or entity whatsoever without the consent of Issuer;

provided, however, that the transferee or assignee shall not be entitled to receive any greater payment of additional amounts under Section 2(d)(i)(4) of the Agreement than Dealer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Tax Law that occurs after the date of the transfer or assignment.  At any time at which any Ownership Limitation or a Hedging Disruption exists, if Dealer, in its discretion, is unable to effect a transfer or assignment to a third party after using its commercially reasonable efforts on pricing terms and within a time period reasonably acceptable to Dealer such that an Ownership Limitation or a Hedging Disruption, as the case may be, no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that such Ownership Limitation or Hedging Disruption, as the case may be, no longer exists.  In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(b) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Issuer shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction.

(j)            Adjustments.  For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position.

(k)           Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Issuer and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Issuer relating to such tax treatment and tax structure.

(l)            Designation by Dealer.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Issuer, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations.  Dealer shall be discharged of its obligations to Issuer to the extent of any such performance.

(m)          Additional Termination Events.  The occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Issuer shall be the sole Affected Party; provided that with respect to any Additional Termination Event, Dealer may choose to treat part of the Transaction as the sole Affected Transaction, and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:

(i)             Dealer reasonably determines that it is advisable to terminate a portion of the Transaction so that Dealer’s related hedging activities will comply with applicable securities laws, rules or regulations or related policies and procedures of Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, so long as such requirements, policies and procedures are generally applicable to transactions similar to the Transaction);

(ii)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Issuer, its subsidiaries and the employee benefit plans of Issuer or its subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the common equity of Issuer representing more than 50% of the voting power the common equity of Issuer;

(iii)           the consummation of (A) any recapitalization, reclassification or change of the Shares (other than changes resulting from a subdivision or combination) as a result of which the Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of Issuer pursuant to which the Shares will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Issuer and its subsidiaries, taken as a whole, to any person other than one of Issuer’s subsidiaries;

(iv)          the stockholders of Issuer approve any plan or proposal for the liquidation or dissolution of Issuer; or

(v)           the Shares cease to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors).

Notwithstanding the foregoing, any transaction set forth in clauses (ii), (iii) or (v) above will not constitute an Additional Termination Event if at least 90% of the consideration received or to be received by the holders of the Shares, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Shares will consist of such consideration, excluding cash payments for fractional Shares.

(n)           No Netting and Set-off.  Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(o)           Effectiveness.  If, prior to the Effective Date, Dealer reasonably determines, based on the advice of counsel, that it is advisable to cancel the Transaction because of concerns that Dealer’s related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, the Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation to the other party in respect of the Transaction.

(p)           Wall Street Transparency and Accountability Act of 2010.  The parties hereby agree that none of (v) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), (w) any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (x) the enactment of WSTAA or any regulation under the WSTAA, (y) any requirement under WSTAA nor (z) an amendment made by WSTAA, shall limit or otherwise impair either party’s rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, Loss of Stock Borrow, Increased Cost of Stock Borrow, an Excess Ownership Position or Illegality (as defined in the Agreement)).

(q)           Waiver of Trial by Jury.  EACH OF ISSUER AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(r)            Governing Law; Jurisdiction.  THIS CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(s)           Role of Agent.  Credit Suisse AG, New York branch, in its capacity as Agent will be responsible for (A) effecting the Transaction, (B) issuing all required confirmations and statements to Dealer and Issuer, (C) maintaining books and records relating to the Transaction in accordance with its standard practices and procedures and in accordance with applicable law and (D) unless otherwise requested by Issuer, receiving, delivering, and safeguarding Issuer’s funds and any securities in connection with the Transaction, in accordance with its standard practices and procedures and in accordance with applicable law.

(i)             Agent is acting in connection with the Transaction solely in its capacity as Agent for Dealer and Issuer pursuant to instructions from Dealer and Issuer.  Agent shall have no responsibility or personal liability to Dealer or Issuer arising from any failure by Dealer or Issuer to pay or perform any obligations hereunder, or to monitor or enforce compliance by Dealer or Issuer with any obligation hereunder, including, without limitation, any obligations to maintain collateral.  Each of Dealer and Issuer agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.  Agent shall otherwise have no liability in respect of the Transaction, except for its gross negligence or willful misconduct in performing its duties as Agent.

(ii)          Any and all notices, demands, or communications of any kind relating to the Transaction between Dealer and Issuer shall be transmitted exclusively through Agent at the following address:

Credit Suisse AG, New York branch
Eleven Madison Avenue
New York, NY 10010-3629

For payments and deliveries:
Facsimile No.: (212) 325 8175
Telephone No.: (212) 325 8678 / (212) 325 3213

For all other communications:
Facsimile No.: (212) 325 8173
Telephone No.: (212) 325 8676 / (212) 538 5306 / (212) 538 1193 / (212) 538 6886

(iii)       The date and time of the Transaction evidenced hereby will be furnished by the Agent to Dealer and Issuer upon written request.

(iv)      The Agent will furnish to Issuer upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction evidenced hereby.

(v)         Dealer and Issuer each represents and agrees (A) that the Transaction is not unsuitable for it in the light of such party’s financial situation, investment objectives and needs and (B) that it is entering into the Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other or the Agent.

(vi)      Dealer is regulated by The Securities and Futures Authority and has entered into the Transaction as principal. The time at which the Transaction was executed will be notified to Issuer (through the Agent) on request.

(t)            Agreements and Acknowledgements Regarding Hedging.  Issuer understands, acknowledges and agrees that: (A) at any time on and prior to the final Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the VWAP Price; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the VWAP Price, each in a manner that may be adverse to Issuer.

(u)           For the avoidance of doubt, any performance by Issuer of its obligations (including notice obligations) through or by means of Agent shall constitute good performance of Issuer’s obligations hereunder to Dealer when Issuer has taken the action necessary to allow Agent to perform or satisfy such obligation on its behalf, notwithstanding whether Dealer actually receives the benefit of such performance; however, for the avoidance of doubt, performance by Dealer of its obligations hereunder (including notice obligations) to Issuer through or by means of Agent shall only constitute good performance of Dealer’s obligations hereunder to the extent Agent actually performs such obligations.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Yours faithfully,

CREDIT SUISSE INTERNATIONAL

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

CREDIT SUISSE AG, NEW YORK BRANCH, as agent

By:	/s/ Michael G. Clark
Name: Michael G. Clark
Title: Managing Director

By:	/s/ Gregory Usherovich
Name: Gregory Usherovich
Title: Director

Agreed and Accepted By:

GT ADVANCED TECHNOLOGIES INC.

By:	/s/ Hoil Kim
Name: Hoil Kim
Title: Vice President, General Counsel & Secretary

Signature Page to Base Issuer Warrant Transaction

Annex A

For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

Component Number	Number of Warrants	Expiration Date
1	83,101	January 2, 2018
2	83,101	January 3, 2018
3	83,101	January 4, 2018
4	83,101	January 5, 2018
5	83,101	January 8, 2018
6	83,101	January 9, 2018
7	83,101	January 10, 2018
8	83,101	January 11, 2018
9	83,101	January 12, 2018
10	83,101	January 16, 2018
11	83,101	January 17, 2018
12	83,101	January 18, 2018
13	83,101	January 19, 2018
14	83,101	January 22, 2018
15	83,101	January 23, 2018
16	83,101	January 24, 2018
17	83,101	January 25, 2018
18	83,101	January 26, 2018
19	83,101	January 29, 2018
20	83,101	January 30, 2018
21	83,101	January 31, 2018
22	83,101	February 1, 2018
23	83,101	February 2, 2018
24	83,101	February 5, 2018
25	83,101	February 6, 2018
26	83,101	February 7, 2018
27	83,101	February 8, 2018
28	83,101	February 9, 2018
29	83,101	February 12, 2018
30	83,101	February 13, 2018
31	83,101	February 14, 2018
32	83,101	February 15, 2018
33	83,101	February 16, 2018
34	83,101	February 20, 2018
35	83,101	February 21, 2018
36	83,101	February 22, 2018
37	83,101	February 23, 2018
38	83,101	February 26, 2018
39	83,101	February 27, 2018
40	83,101	February 28, 2018
41	83,101	March 1, 2018
42	83,101	March 2, 2018
43	83,101	March 5, 2018
44	83,101	March 6, 2018
45	83,101	March 7, 2018
46	83,101	March 8, 2018
47	83,101	March 9, 2018
48	83,101	March 12, 2018
49	83,101	March 13, 2018
50	83,101	March 14, 2018
51	83,101	March 15, 2018

Annex A-1

52	83,101	March 16, 2018
53	83,101	March 19, 2018
54	83,101	March 20, 2018
55	83,101	March 21, 2018
56	83,101	March 22, 2018
57	83,101	March 23, 2018
58	83,101	March 26, 2018
59	83,101	March 27, 2018
60	83,101	March 28, 2018
61	83,101	March 29, 2018
62	83,101	April 2, 2018
63	83,101	April 3, 2018
64	83,101	April 4, 2018
65	83,101	April 5, 2018
66	83,101	April 6, 2018
67	83,101	April 9, 2018
68	83,101	April 10, 2018
69	83,101	April 11, 2018
70	83,101	April 12, 2018
71	83,101	April 13, 2018
72	83,101	April 16, 2018
73	83,101	April 17, 2018
74	83,101	April 18, 2018
75	83,101	April 19, 2018
76	83,101	April 20, 2018
77	83,101	April 23, 2018
78	83,101	April 24, 2018
79	83,101	April 25, 2018
80	83,095	April 26, 2018

Strike Price:	USD9.9328

Premium:	USD9,696,179

Maximum Stock Loan Rate:	200 basis points

Initial Stock Loan Rate:	25 basis point

Capped Number of Shares:	13,296,148

2